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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

SEC 1913 (04-05)

GULF ISLAND FABRICATION, INC.

567 THOMPSON ROAD

HOUMA, LOUISIANA 70363

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2009

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Thursday, April 23, 2009, at the office of the corporation, 567 Thompson Road, Houma, Louisiana, for the following purposes, more fully described in the accompanying proxy statement:

1.	To elect two Class III directors.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 2, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the annual meeting should you wish to do so.

By Order of the Board of Directors

DEBORAH KERN-KNOBLOCK

Secretary

Houma, Louisiana

March 18, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON APRIL 23, 2009.

This proxy statement and the 2008 annual report are available at www.gulfisland.com/eproxy

GULF ISLAND FABRICATION, INC.

567 THOMPSON ROAD

HOUMA, LOUISIANA 70363

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2009

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: Why am I receiving this proxy statement?

A: Gulf Island Fabrication, Inc.’s (the “Company”) Board of Directors is soliciting your proxy to vote at the 2009 annual meeting of shareholders and at any adjournment thereof (the “Meeting”) because you owned shares of our common stock (“Common Stock”) at the close of business on March 2, 2009, the record date for determining shareholders entitled to vote at the Meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about March 18, 2009. This proxy statement summarizes the information you need to know to vote at the Meeting. You do not need to attend the Meeting to vote your shares.

Q: What will I be voting on?

A: At the Meeting, our shareholders will be asked to elect two Class III directors and consider any other matter that properly comes before the Meeting.

Q: When and where will the Meeting be held?

A: The Meeting will be held at 10:00 a.m., local time, on Thursday, April 23, 2009, at the office of the Company, 567 Thompson Road, Houma, Louisiana 70363.

Q: Who is soliciting my proxy?

A: Our Board of Directors is soliciting your vote for our Meeting. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our Meeting as you have instructed him on the card.

Q: How many votes do I have?

A: You have one vote for every share of our Common Stock that you owned on the record date.

Q: How many votes can be cast by all shareholders?

A: As of the record date, we had 14,293,033 shares of Common Stock outstanding.

Q: How many shares must be present to hold the Meeting?

A: The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. As of the record date, 7,146,517 shares constitute a majority of our outstanding stock entitled to vote at the Meeting. Shares that are voted, broker non-votes (if any), and shares not voted as a result of abstentions are treated as being present at the Meeting for purposes of determining whether a quorum is present.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet.

Q: Can my shares be voted if I don’t return the proxy card and do not attend the Meeting in person?

A: If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such proposal. Brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors.

Q: What vote is required to approve each item?

A: The election of directors will be decided by plurality vote, that is, the two persons receiving the highest number of affirmative votes will be elected. As for any other matter properly brought before the Meeting for a vote of shareholders, a majority of votes actually cast will decide such a matter.

Abstentions and broker non-votes will have no effect on the voting calculations for the election of directors. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Q: How do I vote?

A: You may vote using any of the following methods:

•	Proxy card or voting instruction card: Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

By telephone or Internet: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•

In person at the Meeting: All shareholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the Meeting.

Q: Can I change my vote?

A: Yes. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees as described herein.

Q: What if I don’t vote for a proposal?

A: If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify. If you are a shareholder of record and make no specifications on your proxy card, your shares will be voted FOR the director nominees.

Brokers holding shares of record for customers generally are only entitled to vote with respect to “discretionary” items unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers for items that are not “discretionary” items, they notify the Company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.” Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of items that are not “discretionary.” Broker non-votes will have no effect on the voting calculations for the election of directors.

Q: Who pays for soliciting proxies?

A: The cost of soliciting proxies will be borne by the Company. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, or other means.

Q: Could other matters be decided at the Meeting?

A: The Board does not expect to bring any other matter before the Meeting, and it is not aware of any other matter that may be considered at the Meeting. Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Q: What happens if the Meeting is postponed or adjourned?

A: Your proxy will still be good and may be voted at the Meeting, whether postponed or adjourned. You will still be able to change or revoke your proxy until it is voted.

Shareholder Proposals and Nominations for 2010 Annual Meeting

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2010 annual meeting must notify the Secretary of the Company, in writing at the address shown on the first page of this Proxy Statement, no later than February 1, 2010. However, if the date of the 2010 annual meeting is changed by more than 30 calendar days from the date of the 2009 annual meeting, the notice must be received by the Secretary of the Company at least 45 days prior to the date the Company intends to distribute its proxy materials with respect to the 2010 annual meeting.

If a shareholder does not provide such notice timely, the chairman of the 2010 annual meeting may exclude the matter and, if the chairman so elects, the matter will not be acted upon at the meeting. If the chairman does not exclude the matter, proxies solicited on behalf of the Board of Directors for the 2010 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the Securities and Exchange Commission (“SEC”).

Shareholders intending to nominate a director at the 2010 annual meeting of shareholders may do so if they comply with the Company’s Amended and Restated Articles of Incorporation by furnishing timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. See “Corporate Governance—Consideration of Director Nominees” for more information.

Any shareholder who desires to present a proposal for inclusion in the Company’s proxy materials for the 2010 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company no later than November 18, 2009, and the proposal must comply with applicable federal proxy rules.

CORPORATE GOVERNANCE

Ethics and Business Conduct Policies

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including the Chief Executive Officer and senior financial officers of the Company. These codes are posted on the Company’s website at www.gulfisland.com. Any substantive amendments to the Code of Ethics or any waivers granted under the Code of Ethics will be disclosed as required by applicable SEC rules and the listing standards of the Nasdaq Stock Market, L.L.C. (“Nasdaq”).

Board Structure and Committee Composition

On February 8, 2008, Huey J. Wilson, a Class III director, passed away. On February 28, 2008, the Board of Directors adopted an amendment to the Company’s By-laws setting the size of the Board at eight directors.

The Board of Directors held four regularly-scheduled meetings and one special meeting during 2008. The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each committee operates under a written charter adopted by the Board, which are available on our website at www.gulfisland.com. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. During 2008, each of the Company’s incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the periods of his Board membership and committee service.

Audit Committee

During 2008, the Audit Committee consisted of the following four directors: Gregory J. Cotter (Chairman), Ken C. Tamblyn, John P. “Jack” Laborde and Michael A. Flick. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards, and also satisfies the additional requirements applicable to an audit committee member under the Nasdaq listing standards. The Board has determined that Mr. Ken C. Tamblyn is an “audit committee financial expert” as such term is defined in the applicable rules of the SEC.

The Audit Committee met six times during 2008. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by monitoring (i) the Company’s continuing development and performance of its system of financial reporting, auditing, disclosure controls and procedures and internal control over financial reporting, (ii) the operation and integrity of its financial reporting system, (iii) the performance and qualifications of the Company’s independent (external) and internal auditors, and (iv) the independence of the Company’s independent auditors.

Compensation Committee

The Compensation Committee consists of the following four directors: Gregory J. Cotter, Alden J. (“Doc”) Laborde (Chairman), John P. (“Jack”) Laborde, and Christopher M. Harding. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards. The Compensation Committee had one scheduled meeting in 2008, which was rescheduled to February 2009. The Compensation Committee, (i) reviews, approves and recommends to the Board the Company’s goals and objectives relating to the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries (including the specific relationship of corporate performance to such officers’ compensation), (ii) evaluates at least annually the performance of the Company’s officers and the performance of the President of each of the Company’s subsidiaries in light of these goals and objectives, (iii) recommends to the Board the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries based on such evaluations, (iv) awards grants under the Company’s incentive compensation plans and programs, (v) otherwise administers the Company’s incentive compensation plans and programs, and (vi) performs such other functions as may be prescribed by the Board.

The committee seeks the input of our chief executive officer in connection with the performance evaluation and compensation decisions for our other executive officers; however, the chief executive officer is not present when the committee meets to evaluate his performance nor when the Board determines his compensation. The terms of our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. The committee has not delegated this authority to any individual.

Board Independence

The Board has determined that seven of our current eight directors are “independent” as such term is defined in Nasdaq’s listing standards. In making this determination, the Board evaluated responses to a questionnaire completed by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or management. Mr. Kerry J. Chauvin, the Chairman of the Board and Chief Executive Officer of the Company, is not independent as defined by Nasdaq.

Consideration of Director Nominees

The Board of Directors has elected not to have a separate nominating committee. The Board made this determination after considering its nomination process and concluding that as many directors as possible should participate in that process. As stated above, the Board has determined that all of its current directors are independent under Nasdaq’s listing standards other than Mr. Chauvin, who is not considered independent because he is an officer of the Company. Accordingly, the Board has decided that nominations of directors and related matters will be considered and voted upon by all of the independent directors while meeting in executive session. In this manner, should the proposed slate of directors be elected, all but one of the directors will be involved in the nominations process.

In evaluating the suitability of nominees for membership on the Board, the independent directors consider many factors, including personal and professional integrity, general understanding of the industry, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, educational and professional background, and independence. The independent directors evaluate each individual in the context of the Board as a whole, with the objective of nominating persons for election to the Board who can best perpetuate the success of the Company’s business, be an effective director in conjunction with the full Board, and represent shareholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

The independent directors will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that any vacancies are anticipated, or otherwise arise, the independent directors will consider various potential candidates for director who may come to the attention of the Board through current board members, professional search firms, shareholders or other persons. Each candidate brought to the attention of the Board is considered on the basis of the criteria set forth above.

The Board is open to suggestions from our shareholders on candidates for election to the Board. Any shareholder may suggest a nominee by sending the following information to the Board: (i) the proposing shareholder’s name, address and telephone number, (ii) the number of shares of Common Stock beneficially owned by the proposing shareholder and the suggested nominee, (iii) the suggested nominee’s name, age, business and residential addresses and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and whether he or she has consented to being suggested and is willing to serve, (iv) the suggested nominee’s résumé or other description of his or her background and experience, and (v) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Board addressed as follows: Secretary of Gulf Island Fabrication, Inc., 567 Thompson Road, Houma, Louisiana 70363, and the Secretary will forward the information to the independent directors. In addition, pursuant to the agreement with Aransas Partners (“Aransas”), Aransas described in “Certain Transactions,” Aransas may recommend a candidate for nomination to the Board of Directors provided it and its affiliates continue to hold at least 5% of the Company’s Common Stock, and subject to the Board’s ultimate determination of the candidate’s suitability for nomination.

The Company’s Amended and Restated Articles of Incorporation also permit shareholders to directly nominate directors for consideration at an annual shareholder meeting. In general, to be timely, a shareholder’s notice must be in writing, must include certain specified information about the nominee and the shareholder making the nomination, and must be received by the Secretary of the Company at our principal executive offices no less than 45 days or more than 90 days prior to the shareholder meeting.

Executive Sessions; Communications with the Board; Meeting Attendance

The Board has adopted a policy providing that the independent directors will meet in executive session at each regularly-scheduled Board meeting, or more frequently if necessary. Under this policy, the chair of each executive session meeting will be chosen by the independent directors, by majority vote, immediately prior to the convening of each such meeting.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chairman of the Board of Gulf Island Fabrication, Inc., 567 Thompson Road, Houma, Louisiana 70363. The Chairman of the Board will forward the shareholder’s communication directly to the appropriate director or directors.

The Board has adopted a policy that recommends that all directors personally attend each annual and special meeting of the Company’s shareholders. At the last annual meeting of shareholders held on April 24, 2008, all of the directors then in office were in attendance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended December 31, 2008, except the following: John P. Laborde inadvertently failed to timely report on a Form 4 the sale of 5,000 shares of Common Stock on April 28, 2008. A Form 4 was filed February 13, 2009 to report these sales.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of Messrs. Alden J. Laborde (Chairman), Gregory J. Cotter, John P. Laborde, or Christopher M. Harding, who comprised the Compensation Committee, were officers or employees of the Company or any of its subsidiaries. Alden J. Laborde was Chief Executive Officer of the Company from 1986 to 1990. No other member of the Compensation Committee is a former officer of the Company.

In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the “Registration Rights Agreements”) with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act of 1933. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

DIRECTOR COMPENSATION

In 2008, each non-employee director, except Messrs. Cotter and Tamblyn, received an annual fee of $20,000 for his services as a director. Mr. Cotter, as Chairman of the Audit Committee, and Mr. Tamblyn, as the Audit Committee Financial Expert, each received an annual fee of $22,000. In addition, each non-employee director received an attendance fee of $1,750 for each Board or committee meeting attended in person and $1,000 for each meeting attended via telephone conference call. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The table below summarizes the compensation paid to each person serving as a director during 2008, with the exception of Mr. Chauvin. Mr. Chauvin did not receive any compensation as a director and his compensation as an executive of our Company is fully reflected in the Summary Compensation Table on page 12. Pursuant to an agreement between Mr. Wishart and his former employer, Technip USA, Inc. (“Technip USA”) all compensation earned by Mr. Wishart as a director of our Company until October 2008 was paid directly to Technip USA.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Mr. Cotter	38,250	—	38,250
Mr. Flick	36,250	—	36,250
Mr. Harding	28,000	—	28.000
Mr. A. Laborde	28,000	—	28,000
Mr. J. Laborde	36,250	—	36,250
Mr. Tamblyn	38,250	—	38,250
Mr. Wilson (1)	5,000	—	5,000
Mr. Wishart	24,500	—	24,500

(1)	On February 8, 2008, Mr. Wilson passed away.

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the Company’s By-laws. Pursuant to the By-laws, the number of directors has been set at eight. The term of office of the Class III directors will expire at the Meeting, and, in accordance with the recommendations of the independent directors, the Board has nominated the two persons listed as the Class III nominees in the table below for election to the Board of Directors for a term expiring in 2012.

The Board of Directors recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than two candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the two nominees listed below. In the unanticipated event that any nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

Information about the Directors and Executive Officers

The following table sets forth, as of February 27, 2009, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years, any family relationships among such persons, and, if a nominee or a director, each person’s directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since
Nominees for Election as Class III Directors (term expires in 2012)
Kerry J. Chauvin, 61	Chairman of the Board of the Company since April 2001. Chief Executive Officer of the Company since January 1990. President of the Company from the Company’s inception to January 2009.	1985

Alden J. (“Doc”) Laborde, 93	Chairman of the Board of the Company from 1987 to April 2001. Father of John P. Laborde.	1985

Continuing Class I Directors (term expires in 2010)
Ken C. Tamblyn, 65	Private Investor. Member of the Board of Directors of the Bristow Group, Inc.	2003

John A. Wishart, 50	Group Managing Director (Chief Executive Officer) of Noble Denton Group Limited since October 2008. President and Chief Executive Officer of Technip USA until October 2008. Employed by Technip USA since 1999 in various executive capacities.	2006

Michael A. Flick, 61	Private Investor. Member of the Board of Directors of the Bristow Group, Inc.	2007

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since

Continuing Class II Directors (term expires in 2011)
Gregory J. Cotter, 60	Financial Consultant since January 2009. Director, President and Chief Operating and Financial Officer of Huey Wilson Interests, Inc., a financial and business management company through December 2008.	1985

John P. (“Jack”) Laborde, 59	President of Overboard Holdings, L.L.C. (“Overboard”), a management company engaged in oil and gas exploration and development since January 2002. Chief Executive Officer of All Aboard Development Corporation (“All Aboard”), an independent oil and gas exploration and production company, since 1996. President of All Aboard since 1997. All Aboard is currently being managed by Overboard. Son of Alden J. Laborde.	1997

Christopher M. Harding, 57	Independent Consultant since 2004. President of the engineering division of Technip USA from 1998 to 2004.	2007

Current Executive Officers not Serving as Directors
Kirk J. Meche, 46	President of the Company and Chief Operating Officer since January 2009. Executive Vice President—Operations of the Company from 2001 to January 2009. President and Chief Executive Officer of Gulf Marine Fabricators, a wholly-owned fabrication subsidiary of the Company, from February 2006 to October 2006. President and Chief Executive Officer of Gulf Island, L.L.C., a wholly-owned fabrication subsidiary of the Company, from February 2001 until January 2006.	N/A

Robin A. Seibert, 52	Vice President—Finance, Chief Financial Officer and Treasurer of the Company since October 2007. Controller from December 1997 to October 2007, and Chief Accounting Officer since 1998.	N/A

William G. Blanchard, 50	President and Chief Executive Officer of Gulf Island, L.L.C. since February 2006. Estimating Department Manager of Gulf Island, L.L.C. from January 2000 until January 2006.	N/A

Francis A. Smith, 59

President and Chief Executive Officer of Gulf Marine Fabricators since March 2009. Independent Consultant from July 2004 to March 2009. Prior to July 2004, Mr. Smith held various positions with J. Ray McDermott and McDermott, Inc.

		N/A

STOCK OWNERSHIP

The following table sets forth, as of February 27, 2009, certain information regarding beneficial ownership of Common Stock by (i) each director of the Company, (ii) each Named Executive Officer of the Company, (iii) each director nominee, (iv) all directors and executive officers of the Company as a group, and (v) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
William G. Blanchard	10,091		*
Kerry J. Chauvin	166,858		1.2%
Gregory J. Cotter	4,000		*
Michael A. Flick	1,000		*
Christopher M. Harding	0		*
Johannes Ikdal	2,794		*
Alden J. Laborde (3)	1,074,000	(4)	7.5%
John P. Laborde	16,349	(5)	*
Kirk J. Meche	48,852		*
Robin A. Seibert	15,986		*
Ken C. Tamblyn	500		*
John A. Wishart	0		*
All directors and executive officers as a group (12 persons)	1,340,430		9.3%
St. Denis J. Villere & Company, L.L.C. (6)	1,831,852	(7)	12.8%
Barclays Global Investor, N.A. (8)	1,181,912	(9)	8.3%
Aransas Partners (10)	789,067	(11)	5.5%
Thompson, Siegal & Walmsley LLC (12)	749,347	(13)	5.2%

*	Less than one percent.
1.	Includes shares that could be acquired within sixty days after February 27, 2009, upon the exercise of options granted pursuant to the Company’s stock incentive plans, as follows: Mr. Blanchard, 4,100 shares; Mr. Chauvin, 36,000 shares; Mr. Meche, 28,000; Mr. Seibert, 8,000 shares; and all directors and executive officers as a group, 76,100 shares.
2.	Based on 14,293,033 shares of Common Stock outstanding as of February 27, 2009.
3.	The address of Mr. Laborde is 400 Poydras Street, Suite 1560, New Orleans, Louisiana 70130.
4.	Mr. Laborde has sole voting and dispositive power with respect to 29,300 shares and shares voting and dispositive power with respect to 1,044,700 shares, of which 924,700 are held by Starboard Enterprises, L.L.C. (“Starboard”), 20,000 are held by All Aboard Development Corporation (“All Aboard”) and 100,000 are held by the Almar Foundation, a charitable Louisiana trust of which Mr. Laborde serves as a trustee and as to which shares he disclaims beneficial ownership. Mr. Laborde holds a majority equity interest in each of Starboard and All Aboard. The address of each of Starboard and All Aboard is 400 Poydras Street, Suite 1560, New Orleans, LA 70130.
5.	Mr. Laborde has sole voting and dispositive power with respect to 14,480 shares and shares voting and dispositive power with respect to 1,869 shares, of which 1,849 are held by Starboard and 20 are held by All Aboard.
6.	The address of St. Denis J. Villere & Company, L.L.C. is 601 Poydras St., Suite 1808, New Orleans, LA 70130
7.	Based on information contained in the Schedule 13G/A filed with the SEC on January 20, 2009, St. Denis J. Villere & Company, L.L.C., has sole voting and dispositive over 152,647 of the shares and shared voting and dispositive over 1,679,205 of the shares.

8.	The address of Barclays Global Investors, N.A. is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.
9.	Based on information contained in the Schedule 13G filed with the SEC on February 6, 2009, Barclays Global Investors, N.A. has sole voting power over 515,208 of the shares and sole dispositive power over 607,237 of the shares, Barclays Global Fund Advisors has sole voting power over 402,981 of the shares and sole dispositive power over 565,156 of the shares, and Barclays Global Investors, LTD has sole voting power over 480 of the shares and sole dispositive power over 9,519 of the shares.
10.	The address of Aransas Partners is 11700 Old Katy Road, Houston, Texas 77079.
11.	Based on information contained in the Schedule 13G/A filed with the SEC on October 9, 2007, Aransas Partners, a partnership between Technip USA, Inc. and Gulf Deepwater Yards, Inc. owns 789,067 shares and Technip USA, Inc., Gulf Deepwater Yards, Inc., and Technip USA Holdings, Inc. (the parent of each) share voting and investment power over such shares.
12.	The address of Thompson, Siegal & Walmsley LLC is 6806 Paragon Place, Suite 300, Richmond, VA 23230.
13.	Based on information contained in the Schedule 13G filed with the SEC on February 13, 2009, Thompson, Siegal & Walmsley LLC has (a) sole voting power over 620,753 of the shares and shared voting power over 128,594 of the shares, and (b) sole dispositive power over all of the shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s (the “committee”) recommendations and reasons for the compensation actions that were taken for the executive officers who are identified in the Summary Compensation Table below (the “named executive officers”).

Executive Compensation Philosophy and Objectives

The committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for shareholders. The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent available.

All of our employment relationships with our named executive officers, including our chief executive officer, are at-will relationships. Although the committee has considered the use of employment agreements at the executive level in the past, it does not believe such agreements would provide any appreciable retentive or motivational value.

The committee reviewed and quantified all components of the named executive officers’ compensation, including salary, non-equity and equity incentive plan compensation, accumulated realized and non-realized stock option gains, and the incremental cost to the Company of all perquisites and other benefits for 2008. Based on this review, the committee has determined that such officers’ total compensation in the aggregate is reasonable and not excessive.

Compensation and Equity Grant Procedures

Neither the committee nor management has engaged the services of a compensation consultant. Although we have not formally benchmarked our compensation to the compensation paid by our peers and competitors, we have designed our executive compensation program based on our general understanding of the compensation paid in the marine construction industry. Mr. Chauvin, our chief executive officer, attends the committee’s meetings, assists in the committee’s evaluation of executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the other executive officers. Mr. Chauvin is not present or otherwise involved when the committee reviews his performance and develops recommendations regarding his compensation.

Since 2000, the Board of Directors and the committee have scheduled meetings at the end of each fiscal year to review the performance of the Company and its executives, although the 2008 year-end meeting was re-scheduled to February 2009. This meeting is generally scheduled approximately one year in advance, and is scheduled to fall within a window period in which directors and officers are permitted to trade following the release of the Company’s earnings for the third quarter of the year. At this meeting, all compensation decisions and recommendations are made, including recommendations regarding base salaries of the executive officers and the adoption of a cash incentive program for the following fiscal year, and determining whether any equity awards will be made. To the extent stock options or restricted stock are awarded in a given year, the grant is made by the committee at this meeting, and the exercise price of any options granted is determined by reference to the closing price of our Common Stock on the date of the meeting. The committee has not delegated authority to any officer to grant equity awards, and has not typically granted equity awards to new hires or other employees at other times during the year.

Components of Executive Compensation

The Company’s executive officer compensation for 2008 included (i) salaries, (ii) annual cash incentive bonuses, and (iii) long-term incentive compensation in the form of restricted stock (which was not granted until 2009).

Salaries. The salaries of the named executive officers are based on their individual levels of responsibility, the Compensation Committee’s subjective assessment of their performance, and the Compensation Committee’s general knowledge of the competitive compensation levels in the marine construction industry.

Annual Cash Incentives. The Company does not have a formal bonus plan, but has adopted an annual incentive compensation program that ties a portion of executive compensation to the annual performance of the Company. Under this program, the Company’s executive officers are paid bonuses equal to a specified percentage of the Company’s income before taxes and before deduction of the executive bonuses based on each officer’s level of responsibility. In December 2007, our Compensation Committee recommended the percentages to be received by Messrs. Chauvin, Meche, Seibert, Blanchard and Ikdal for 2008 at 1.00%, .45%, .25%, .089% and .08%, respectively, and provided that Mr. Blanchard would also receive .47% of Gulf Island, L.L.C.’s and Mr. Ikdal would also receive .34% of Gulf Marine Fabricator’s income before taxes and before deduction of the executive bonus. These percentages were based on each officer’s position.

Restricted Stock. In February 2009, the Company provided long-term incentives to executive officers in the form of restricted stock granted under the Company’s 2002 Long-Term Incentive Plan. The committee has utilized restricted stock as a long-term incentive vehicle for the past three years. The committee decided to grant shares of restricted stock after a general review of the compensation practices of its competitors and peers in the marine construction industry and after consideration of the accounting treatment of stock options following the Company’s adoption of FASB Statement 123R. The restricted stock grants are intended to reinforce the relationship between compensation and increases in the market price of the Common Stock and to align the executive officers’ financial interests with that of the Company’s shareholders. The size of awards was based upon the position of each participating officer and the committee’s subjective assessment of each participant’s individual performance. The restricted stock granted in February 2009 vests in annual 20% increments, beginning on the first anniversary of the date of grant and dividends will be paid on the restricted stock to the same extent dividends are paid on unrestricted shares of our Common Stock.

Perquisites. We also provide very limited perquisites and personal benefits to certain of our named executive officers, consisting of automobile related expenses and benefits. However, the aggregate value of these benefits for our named executive officers did not exceed $10,000 per executive.

Post-Employment Compensation

We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code in which all of our executive officers participate. This plan is available to all qualified employees and, other than this plan, we do not provide other forms of post-employment compensation to our executives.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee does not expect the restricted stock granted to executive officers, as discussed above, to qualify for the exclusion from the deduction limitation under Section 162(m). The committee intends to continue to establish executive officer compensation programs that will maximize the Company’s income tax deduction, assuming the committee determines that such actions are consistent with its philosophy and in the best interest of the Company and its shareholders.

Compensation Committee Report

The committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the committee on February 27, 2009

Alden J. Laborde	Gregory J. Cotter	John P. Laborde	Christopher M. Harding

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kerry J. Chauvin	2008	$500,000	$103,788	$50,652	$421,286	$21,106	$1,141,337
Chairman of the Board and Chief Executive Officer	2007 2006	455,624 405,000	85,500 36,000	93,300 120,000	482,194 312,704	23,779 18,971	1,140,697 892,675
Kirk J. Meche	2008	265,000	51,888	25,332	189,579	14,184	566,010
President and Chief Operating Officer	2007 2006	243,905 205,000	42,900 18,000	46,700 60,000	216,987 140,774	20,021 13,921	570,513 437,695
Robin A. Seibert	2008	200,000	27,360	12,660	105,322	13,072	369,540
Vice President—Finance, Chief Financial Officer and Treasurer	2007	135,255	20,200	22,100	68,744	8,267	254,566
William G. Blanchard	2008	175,000	24,108	6,336	117,273	12,428	334,163
President and Chief Executive Officer Gulf Island, L.L.C.	2007 2006	155,005 141,102	15,600 5,000	10,900 14,000	70,278 44,908	14,117 8,792	265,901 213,802
Johannes Ikdal (4)	2008	185,000	15,624	—	85,460	1,204	309,324
Former President and Chief Executive Officer Gulf Marine Fabricators

(1)	Reflects the compensation cost recognized by the Company in 2008, 2007 and 2006 for restricted stock and stock options in accordance with FAS 123R, which reflects the fair value of all stock-based compensation in earnings based on the related vesting schedule. See Note 18, 17 and 16, respectively, entitled “Long-Term Incentive Plans” of the notes to our audited financial statements included in our Annual Report on Form 10-K for fiscal 2008, 2007 and 2006 for an explanation of the valuation method and material assumptions applied in calculating fair value.
(2)	See “Grants of Plan-Based Awards” below for a description of our annual incentive compensation program.
(3)	For 2008, includes (i) matching and profit-sharing contributions to the Company’s 401(k) plan, (ii) premium payments under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees, (iii) dividends paid on unvested restricted stock awards as set forth below:

Name	401(k) Plan Contributions	Disability Insurance Premiums	Dividends on Restricted Stock
Mr. Chauvin	$15,922	$360	$4,824
Mr. Meche	11,412	360	2,412
Mr. Seibert	11,412	360	1,300
Mr. Blanchard	10,896	360	1,172
Mr. Ikdal	—	360	844

(4)	Mr. Ikdal resigned effective February 28, 2009.

Grants of Plan-Based Awards

In Fiscal Year 2008

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Target ($)(1)
Kerry J. Chauvin Annual Cash Incentive	$482,194

Kirk J. Meche Annual Cash Incentive	216,987

Robin A. Seibert Annual Cash Incentive	68,774

William G. Blanchard Annual Cash Incentive	70,278

Johannes Ikdal Annual Cash Incentive	50,844

(1)	Under our annual incentive compensation program, our executive officers received awards equal to a specified percentage of the Company’s income before taxes for fiscal year 2008, before deduction of the executive bonuses. There are no threshold or maximum estimates. The estimated possible payouts reflected represent amounts payable to the named executive officers under our annual incentive compensation program based on fiscal year 2007 performance. The amounts actually paid to the named executive officers for 2008 pursuant to this non-equity incentive plan are reflected in the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2008

As of December 31, 2008, the named executive officers had the following outstanding equity awards.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable		Unexercisable
Kerry J. Chauvin	20,000 16,000	(3) (4)	0 4,000	(4)	16.69 21.85	12/11/2013 12/10/2014	12,060	$173,785

Kirk J. Meche	10,000 10,000 8,000	(2) (3) (4)	0 0 2,000	(4)	15.63 16.69 21.85	12/05/2012 12/11/2013 12/10/2014	6,030	86,892

Robin A. Seibert	1,000 1,000 3,000 3,000	(1) (2) (3) (4)	0 0 0 1,000	(4)	11.68 15.63 16.69 21.85	12/11/2011 12/05/2012 12/11/2013 12/10/2014	3,250	46,833

William G. Blanchard	2,100 2,000	(3) (4)	0 500	(4)	16.69 21.85	12/11/2013 12/10/2014	2,930	42,221

Johannes Ikdal	—		—		—	—	2,110	30,405

(1)	Award vested in 20% increments beginning December 11, 2002, and on each of the four subsequent anniversaries thereof.
(2)	Award vests in 20% increments beginning December 5, 2003, and on each of the four subsequent anniversaries thereof.
(3)	Award vests in 20% increments beginning December 11, 2004, and on each of the four subsequent anniversaries thereof.
(4)	Award vests in 20% increments beginning December 10, 2005, and on each of the four subsequent anniversaries thereof.
(5)	The unvested shares of restricted stock held by the named execution offices will vest as set forth below:

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Chauvin	2,680 4,020 5,360

50% on December 9, 2009 and on the next anniversary thereof

33% on December 8, 2009 and on each of the two subsequent anniversaries thereof

25% on December 7, 2009 and on each of the three subsequent anniversaries thereof

Mr. Meche	1,340 2,010 2,680

50% on December 9, 2009 and on the next anniversary thereof

33% on December 8, 2009 and on each of the two subsequent anniversaries thereof

25% on December 7, 2009 and on each of the three subsequent anniversaries thereof

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Seibert	660 990 1,600

50% on December 9, 2009 and on the next anniversary thereof

33% on December 8, 2009 and on each of the two subsequent anniversaries thereof

25% on December 7, 2009 and on each of the three subsequent anniversaries thereof

Mr. Blanchard	340 990 1,600

50% on December 9, 2009 and on the next anniversary thereof

33% on December 8, 2009 and on each of the two subsequent anniversaries thereof

25% on December 7, 2009 and on each of the three subsequent anniversaries thereof

Mr. Ikdal	510 1,600	33% on December 8, 2009 and on each of the two subsequent anniversaries thereof 25% on December 7, 2009 and on each of the four subsequent anniversaries thereof

Option Exercises and Stock Vested

During Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kerry J. Chauvin	34,000	$952,840	4,020	$47,369
Kirk J. Meche	5,500	207,130	2,010	23,685
Robin A. Seibert	0	0	1,060	12,447
William G. Blanchard	1,600	45,368	900	10,543
Johannes Ikdal	0	0	570	6,556

(1)	Value Realized determined by reference to the closing market price of the shares on the exercise date or vesting date, as applicable.

Potential Payments Upon Termination or Change-in-Control

As discussed in the Compensation Discussion and Analysis, we do not have employment agreements with our executive officers, nor do we provide any post-employment benefits to our executive officers other than those benefits provided under our qualified retirement plan, which is available to all qualified employees. Pursuant to the terms of our stock incentive plans and the agreements thereunder, in the event of a change in control of the Company, all outstanding stock options will become exercisable and the restrictions on all shares of restricted stock will lapse. The following table quantifies the benefits to our named executive officers assuming a change in control on December 31, 2008, namely the value of the restricted stock that would have vested, based on the closing market price on such date ($14.41). Each of our named executive officers, except Mr. Ikdal, holds a stock option with an exercise price of $21.85, a portion of which would vest upon a change of control. As of December 31, 2008, the exercise price of this option exceeds the market price, thus no value is reflected in the table.

Name	Value of Vesting Restricted Stock	Total
Mr. Chauvin	$173,785	$173,785
Mr. Meche	86,892	86,892
Mr. Seibert	46,833	46,833
Mr. Blanchard	42,221	42,221
Mr. Ikdal	30,405	30,405

Certain Transactions

In accordance with the provisions of our Audit Committee Charter, any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Audit Committee of the Board. Any such related party transactions will only be approved or ratified if the Audit Committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

On January 31, 2006, the Company, through an indirect subsidiary, purchased the facilities, machinery and equipment of Gulf Marine Fabricators, a Texas general partnership (which company changed its name to Aransas Partners after the acquisition), and an indirect subsidiary of Technip-Colfexip USA Holdings, Inc. (“Technip”). Following the acquisition, the Company’s indirect subsidiary changed its name to G. M. Fabricators, L.P. d/b/a Gulf Marine Fabricators. As consideration for the acquisition, the Company paid $40,000,000 in cash and issued 1,589,067 shares (or approximately 11% of its outstanding common stock) to Aransas, and permitted Aransas and its affiliates, including Technip, to recommend a director for nomination to the Company’s Board. Mr. John Wishart, currently a director of the Company, was recommended for nomination by Aransas.

Since 2006, Technip has awarded the Company contracts to fabricate various oil and gas industry items for Technip to use with its customers. During 2008, the total aggregate value of these contracts was $40.1 million and the Company recognized revenues of $7.1 million on these contracts. At December 31, 2008, the contracts receivable balance due from Technip was approximately $25,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of four directors and operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.gulfisland.com. The current members of the Audit Committee are independent as such term is defined under Nasdaq’s listing standards. The members of the Audit Committee are Gregory J. Cotter (Chairman), John P. Laborde, Michael A. Flick, and Ken C. Tamblyn.

We review the Company’s financial reporting process on behalf of our Board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the Company’s independent auditor, respectively.

During 2008, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, PricewaterhouseCoopers and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of the Company’s internal control over financial reporting, both of which are included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

Appointment of Independent Auditors; Financial Statement Review

In April 2008, in accordance with our charter, our committee appointed Ernst & Young LLP as the company’s independent auditors for 2008. We have reviewed and discussed the company’s audited financial statements for the year 2008 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.

We have received from Ernst & Young the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence and we have discussed with them their independence from the company and management. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.

In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2008, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year 2008.

Internal Audit

We also review the Company’s internal audit function, and discuss with the internal auditors the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. The internal auditors also met with us without management being present to discuss these matters.

Dated: February 26, 2009

The Audit Committee

Gregory J. Cotter, Chairman	John P. Laborde	Michael A. Flick	Ken C. Tamblyn

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses fees for services provided by the Company’s independent auditors, Ernst & Young LLP, for each of the last two fiscal years:

	2008	2007
Audit Fees (1)	$395,000	$473,000
Audit-Related Fees (2)	0	19,000
Tax Fees (3)	0	8,700
All Other Fees	0	0

(1)	Includes services rendered for a shelf registration.
(2)	Includes services rendered for 401(k) plan audit, new accounting standards and pronouncements review.
(3)	Relates to services rendered for tax planning, consultation and compliance services.

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by the independent auditors.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by the independent auditors was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC’s rules.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2008. The audit committee has not completed its selection process for fiscal year 2009. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

By Order of the Board of Directors

DEBORAH KERN-KNOBLOCK

Secretary

Houma, Louisiana

March 18, 2009

☐	¢

This Proxy is Solicited on Behalf of the Board of Directors of

GULF ISLAND FABRICATION, INC.

The undersigned hereby constitutes and appoints Kerry J. Chauvin and Robin A. Seibert, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the “Company”) that the undersigned is entitled to vote held of record by the undersigned on March 2, 2009, at the annual meeting of shareholders of the Company to be held on April 23, 2009 (the “Annual Meeting”), and at all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

(Please See Reverse Side)

¢	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

April 23, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.gulfisland.com/eproxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20200000000000000000 6	042309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the nominees for directors.					2. In their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
NOMINEES:
☐	FOR ALL NOMINEES	¡	Alden J. Laborde		Please mark, sign, date and return this proxy promptly using the enclosed envelope.
☐	WITHHOLD AUTHORITY	¡	Kerry J. Chauvin
FOR ALL NOMINEES

☐	FORALL EXCEPT
(See instructions below)

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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